Exhibit 21.1

LIST OF SUBSIDIARIES OF OPORTUN FINANCIAL CORPORATION

The following is a list of subsidiaries of Oportun Financial Corporation and the state or other jurisdiction in which each was organized. This list does not include dormant subsidiaries or subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Subsidiary	Jurisdiction of Formation
Digit Advisors, LLC	Delaware
Oportun CCW Depositor, LLC	Delaware
Oportun CCW Trust	Delaware
Oportun CL Depositor, LLC	Delaware
Oportun CL Trust 2023-A	Delaware
Oportun Depositor, LLC	Delaware
Oportun Global Holdings, Inc.	Delaware
Oportun Issuance Trust 2021-B	Delaware
Oportun Issuance Trust 2021-C	Delaware
Oportun Issuance Trust 2022-A	Delaware
Oportun Issuance Trust 2022-2	Delaware
Oportun Issuance Trust 2022-3	Delaware
Oportun Issuance Trust 2024-1	Delaware
Oportun Issuance Trust 2024-2	Delaware
Oportun Issuance Trust 2025-A	Delaware
Oportun PLW Depositor, LLC	Delaware
Oportun PLW Trust	Delaware
Oportun PLW II Depositor, LLC	Delaware
Oportun PLW II Trust	Delaware
Oportun PLW III Depositor, LLC	Delaware
Oportun PLW III Trust	Delaware
Oportun Receivables Holdings, LLC	Delaware
Oportun RF, LLC	Delaware
Oportun, Inc.	Delaware
Oportun, LLC	Delaware
Oportun Canada, Inc.	Canada
OPRT Development Center Private Limited	India
OPTNSVC Mexico, S. de R.L. de C.V.	Mexico
PF Servicing, LLC	Delaware
PF Servicing, S. de R.L. de C.V.	Mexico